Exhibit 99.1

For Immediate Release

Contact:     James E. Igo, President and CEO

(856) 461-0611

Delanco Bancorp, Inc. Announces Results

of Subscription and Community Offering, Increases Purchase Limitations

September 27, 2013, Delanco, NJ – Delanco Bancorp, Inc., holding company for Delanco Federal Savings Bank, announced today that, based on the preliminary results of the subscription and community offering of Delanco Bancorp, Inc. (“new Delanco Bancorp” or the “Company”), the Company has received orders for a sufficient number of shares to complete the offering. In light of the Company’s goal to significantly improve its capital position, the Board of Directors has determined to increase the maximum purchase limitations in the offering and offer those persons who subscribed for the initial maximum number of shares in the subscription and community offering the opportunity to increase their orders. New Delanco Bancorp will file a prospectus supplement with the Securities and Exchange Commission increasing the maximum purchase limitation from 22,000 shares to 5.0% of the shares sold in the offering (26,562 shares at the midpoint of the offering range). Following the receipt of any required regulatory approval, the Company may further increase the purchase limitation to 8.99% of the total number of shares to be sold in the offering, provided orders for stock exceeding 5% of the total offering shall not exceed 10% of the offering.

To the extent that shares remain available for sale after existing subscribers have had the opportunity to increase their orders, new Delanco Bancorp may continue the community offering and solicit additional purchasers. The community offering, if extended, may be terminated at any time in the Company’s sole discretion.

The closing of the offering remains subject to final regulatory, member and shareholder approvals. We expect to close the offering no higher than the midpoint of the offering range.

Orders received in the subscription and community offering will be maintained by new Delanco Bancorp, with interest on subscribers’ funds continuing to accrue until completion of the conversion. All eligible subscribers and community members who properly completed and timely submitted a stock order form will have their orders filled in accordance with the terms of the Plan of Conversion.

Delanco Bancorp, Inc. is the parent company of Delanco Federal Savings Bank, a community-oriented financial institution operating two full-service branch locations in Burlington County, New Jersey.

This press release contains certain forward-looking statements about the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, difficulties in selling the common stock or in selling the common stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Delanco Bancorp, Inc. and Delanco Federal Savings Bank are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock of new Delanco Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.